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                                                              EXHIBIT 10.(i)(ii)

                         BECTON, DICKINSON AND COMPANY
                      RETIREMENT BENEFIT RESTORATION PLAN

                        EMPLOYEE PARTICIPATION AGREEMENT

  THIS AGREEMENT is made effective as of the 27th day of November, 2000, by and between Becton, Dickinson and Company (the "Company"), and John R. Considine, (the "Participant").

                                 WITNESSETH:

  WHEREAS, the Board of Directors of the Company has authorized the amendment of the Becton, Dickinson and Company Retirement Benefit Restoration Plan (the "Restoration Plan"); and

  WHEREAS, the Participant is an employee of the Company or of a subsidiary of the Company that has adopted the Restoration Plan; and

  WHEREAS, the Compensation and Benefits Committee of the Board of Directors (the "Board Committee") has determined that it is desirable to allow for the Participant to participate in the Restoration Plan in accordance with its terms (a copy of which is attached and the receipt of which is hereby acknowledged by the Participant); and

  WHEREAS, under the Restoration Plan, the Board Committee is authorized to enter into an agreement between the Participant and the Company to participate in the Restoration Plan and delineating certain terms and conditions with respect to such participation including, but not limited to, the benefits (if any) that are to be provided to the Participant in lieu of or in addition to the benefits described under the terms of the Restoration Plan (such agreement being referred to as the "Agreement").

  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the Company and the Participant agree as follows:

  1. Restoration Plan Participation: The Participant is hereby designated as eligible to participate in the Restoration Plan effective as of November 27, 2000. Except as otherwise provided below, the terms of the Restoration Plan (and the administrative procedures adopted pursuant to the Restoration Plan) are incorporated by reference into this Agreement, including any defined terms not defined herein. If any inconsistency shall exist between the Restoration Plan and this Agreement, the Agreement shall be the controlling document. The Participant acknowledges that, as a participant in the Restoration Plan, he shall be subject to all of the terms and conditions of the Restoration Plan.
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  2.  Right to Benefits:  The Participant is fully vested in the benefits described herein. To the extent that the Participant or any Beneficiary acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

  3. Supplemental Restoration Plan Benefits: The Participant shall be eligible for the benefits otherwise provided for under the Restoration Plan. In addition to the benefits otherwise provided for in the Restoration Plan, the following supplemental benefit payments will be made to the Participant (or his spouse or other Beneficiary as provided in Paragraph 3(b)) under the Restoration
Plan:

        a.  Retirement Benefits. Upon the Participant's Termination of
            -------------------
Employment, he shall be entitled to the following additional benefits under the Restoration Plan, regardless of whether he is otherwise fully vested under the Becton, Dickinson and Company Retirement Plan (the "Retirement Plan"):

            (i) Termination Before Attaining Age 55. If the Participant incurs a Termination of Employment before attaining age 55, he shall be entitled to a retirement benefit under the Restoration Plan, payable as a single life annuity (subject to an election of an alternative form of distribution, as described below), with payments in the annual amount of $86,900 commencing as soon as practicable after he reaches age 55.

            (ii) Termination Between Ages 55 and 70. If the Participant incurs a Termination of Employment on or after attaining age 55 but before attaining age 71, he shall be entitled to a retirement benefit under the Restoration Plan, payable as a single life annuity (subject to an election of an optional form of benefit, as described below) with payments determined based on the Participant's age at his Termination of Employment equal to the applicable annual amount set forth below:
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                Annual Amount              Age (in years) at Termination
                -------------              -----------------------------

                    $86,900                             55
                    $93,244                             56
                   $100,177                             57
                   $107,771                             58
                   $116,109                             59
                   $125,288                             60
                   $135,418                             61
                   $146,630                             62
                   $159,077                             63
                   $172,938                             64
                   $188,425                             65
                   $205,789                             66
                   $225,329                             67
                   $247,403                             68
                   $272,440                             69
                   $300,958                             70

If the Participant's Termination of Employment does not occur on his birthday in the year of his Termination of Employment, the annual amount under the foregoing table shall be adjusted as determined by the Becton, Dickinson and Company Retirement Benefit Restoration Plan Committee (the "Plan Committee") by interpolation of the actuarial factors applied in determining the annual amount.

  (iii) Termination On or After Attaining Age 71. If the Participant incurs a Termination of Employment on or after attaining age 71, the amount of the single life annuity to which he shall be entitled shall be determined as the actuarial equivalent (determined in accordance with the provisions of the Retirement Plan) of a single life annuity in the amount of $86,900 commencing as of the Participant's attainment of age 55.

  (iv) Annuity payments payable under this Paragraph 3(a) shall be paid monthly (based on the dollar amount set forth above divided by 12) and shall be paid or commence to be paid in accordance with such rules and procedures established by the Plan Committee as soon as practicable after the Participant's Termination of Employment.

A single life annuity shall be the normal form of distribution of the benefits payable under this Agreement. The Participant may elect an alternative form of distribution as provided in Paragraph 3(c) below. Notwithstanding anything herein to the contrary, in no event shall the Participant be entitled to receive any of the benefits described in this Agreement prior to Termination of Employment.

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  b.  Death Benefits.
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      (i)  Preretirement Spouse Benefit. In addition to the provisions of
Section 4.2 of the Restoration Plan, if the Participant dies before he commences receipt of his benefits described in this Agreement, his spouse as of his date of death shall be paid a cash lump sum equal to the present value (determined based on actuarial factors used under the Retirement Plan) of the survivor's benefit such spouse would have been entitled to receive assuming: (A) if the Participant dies after attaining age 55 that the Participant had made a proper and timely election of an immediate 100% joint and survivor annuity form of distribution, based on the factors defined under the Retirement Plan; or (B) if the Participant dies before attaining age 55, that the Participant incurred a Termination of Employment at his date of death, survived to age 55, became entitled to commence receiving payment of his benefit under this Agreement in the form of an immediate 100% joint and survivor annuity form of distribution and died on the day thereafter. Such lump sum payment shall be paid to the Participant's surviving spouse as soon as practicable on or after the later of
(i) the Participant's death, or (ii) the date the Participant would have attained age 55 if he had not died.

      (ii) Postretirement Survivor Benefit. If the Participant dies after he commences receipt of the benefits described in this Agreement, his spouse or other Beneficiary as of the date of death shall be entitled to receive a survivor benefit (if any) solely in accordance with the terms and conditions of the form of distribution previously elected by the Participant.

  c.  Alternative Forms of Distribution.  In lieu of the normal form of
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distribution described in Paragraph 3(a) above, the Participant may request, on such forms and in such manner prescribed by the Plan Committee including through telephonic or electronic means, to have benefits under this Agreement paid in any form of distribution otherwise permitted under the Restoration Plan (and independently of any form of distribution elected with respect to any amounts otherwise payable to the Participant under the Restoration Plan). Any such election shall not be effective unless the request to receive payment in an alternative form is made and received by the Plan Committee at such time as is otherwise permitted under procedures established by the Plan Committee and generally applicable to distribution elections made by Restoration Plan participants.

  d.  Change in Control.  Upon a Change in Control (as defined in the
      -----------------
Restoration Plan), the Participant's benefits under this Agreement shall (to the extent not previously paid or commenced to be paid) be paid to the Participant in a cash lump sum payment as soon as practicable, but not later than 45 business days, after the Participant's Termination of Employment following the Change in Control. Such lump sum shall be determined as the present value (determined based on actuarial assumptions used under the Retirement Plan) of the Participant's benefit (based on his age as of his Termination of Employment) payable as a single life annuity commencing as soon as practicable following the Participant's Termination of Employment.

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        e.  Disability Retirement.  If the Participant incurs a Termination of
            ---------------------
Employment on account of a Disability Retirement (as determined under the Retirement Plan), and the Participant's request to receive his entire Restoration Plan benefit in a single lump sum is approved by the Plan Committee (as provided in Section 5.6 of the Restoration Plan and related Plan Committee procedures), the portion of the lump sum that is attributable to his benefits under this Agreement shall be determined as the present value (determined based on actuarial assumptions used under the Retirement Plan) of the Participant's benefit otherwise payable as a single life annuity commencing as soon as practicable following the later of the Participant's Termination of Employment or the Participant's attainment of age 55. Such single sum amount shall be paid as soon as practicable after the later of the Participant's Termination of Employment or attainment of age 55.

  4. Non-Assignment: This Agreement is personal in nature and, accordingly, the right of the Participant and the Participant's spouse (or other Beneficiary) to the payment of amounts hereunder shall not be assigned, transferred, pledged or otherwise encumbered.

  5. No Fiduciary Relationship: Nothing contained herein and no action taken pursuant to the provisions of this Agreement or the Restoration Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Participant, his or her spouse, Beneficiary or any other person. Any funds which may be invested under the provisions of this Agreement shall continue for all purposes to be a part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of this Agreement have any interest in such funds.

  6. No Employment Guarantee: Nothing contained herein shall be construed as conferring upon the Participant the right to continue in the employ of the Company in any capacity and no rights are acquired by the Restoration Plan or the Agreement except as expressly provided therein.

  7. Plan Committee: Except as otherwise provided in the Restoration Plan in the event of a Change in Control, the Plan Committee shall have full power and authority to interpret, construe and administer this Agreement and the Restoration Plan, and the Plan Committee's interpretations hereof, and all actions hereunder, shall be binding and conclusive on all persons and for all purposes. No member of the Plan Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to such member's willful misconduct.
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  8.    Binding Effect:  This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant, and the Participant's heirs, executors, administrators and legal representatives.

  9. Controlling Law: This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey except to the extent governed by applicable Federal law.

  10. Termination: The Participant understands and acknowledges that the Board of Directors of the Company or its delegate may terminate the Restoration Plan at any time and for any reason, subject to the Restoration Plan's terms.
In the event of such a termination, benefits under the Restoration Plan and this Agreement will be paid to the Participant in accordance with the Restoration Plan's provisions as they were in effect immediately prior to such termination, subject to the Restoration Plan's provisions on amendment and termination, and subject to modifications to the Restoration Plan's provisions as specifically agreed to in this Agreement.

  11. Entire Agreement: Except as expressly provided herein, this Agreement and the underlying Restoration Plan: (i) supersede all other understandings and agreements, oral or written, between the parties with respect to the subject matter of this Agreement (and the underlying Restoration Plan); and (ii) constitute the sole agreement between the parties with respect to its subject matter. Each party acknowledges that: (i) no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement (and the underlying Restoration Plan); and (ii) no agreement, statement or promise not contained in this Agreement (and the underlying Restoration Plan) shall be valid or binding on the parties unless such change or modification is in writing and is signed by the parties.
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  IN WITNESS WHEREOF, the parties have executed this Agreement signed this
18th day of December, 2000 and effective as of the day and year first above written.

                                BECTON, DICKINSON AND COMPANY


                                By: /s/ Edward J. Ludwig
                                      -----------------------

                                Name: Edward J. Ludwig
                                      -----------------------

                                Title: President and  Chief Executive Officer
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                                PARTICIPANT

                                /s/ John R. Considine
                                ------------------------
                                Name:  John R. Considine